As Filed with the Securities and Exchange Commission on January 10, 2018
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-3551629
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)
Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended)
(Full title of the plans)

Andrew S. Clark
CEO and President
Bridgepoint Education, Inc.
8620 Spectrum Center Blvd.
San Diego, CA 92123
(Name and Address of Agent For Service)

(858) 668-2586
(Telephone number, including area code, of agent for service)
Copy to:
Martin J. Waters, Esq.
Wilson Sonsini Goodrich & Rosati, PC
12235 El Camino Real, Suite 200
San Diego, CA 92130-3002
Telephone: (858) 350-2300
Facsimile: (858) 350-2399
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.   ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share: To be issued pursuant to the Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended)	200,000	shares	$8.03	$1,606,000.00	$199.95

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may from time to time be offered or issued in accordance with the adjustment provisions of the Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended) as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on January 4, 2018.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (the “Registration Statement”) registers 200,000 additional shares of common stock, par value $0.01 per share, of Bridgepoint Education, Inc. (the “Registrant”) that may be issued pursuant to the Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended), commencing January 1, 2018.
In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-159220) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 13, 2009 are incorporated by reference into this Registration Statement, except as modified or superseded hereby.
PART II
 INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on March 7, 2017, as amended on June 6, 2017;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 2, 2017, July 26, 2017 and October 25, 2017, respectively; and

(c)
Current Reports on Form 8-K filed with the SEC on January 23, 2017, March 10, 2017, March 20, 2017, April 3, 2017, May 16, 2017, June 1, 2017, July 11, 2017, August 16, 2017, August 17, 2017, October 13, 2017, November 13, 2017 and November 15, 2017; and

(d)
The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed on March 30, 2009, including any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to be furnished and not filed under Item 2.02 or Item 7.01 of Form 8-K shall not be deemed to be incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.
The accompanying Index to Exhibits is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 10, 2018.

BRIDGEPOINT EDUCATION, INC.

By:	/s/ ANDREW S. CLARK
Name: Andrew S. Clark
Title: CEO and President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Name and Signature	Title	Date

	/s/ ANDREW S. CLARK	CEO, President and Director (Principal Executive Officer)	January 10, 2018
Andrew S. Clark

	/s/ JOSEPH L. D'AMICO	Interim Chief Financial Officer (Principal Financial Officer)	January 10, 2018
Joseph L. D'Amico

	/s/ STEVEN BURKHOLDER	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	January 10, 2018
Steven Burkholder

Directors:
Ryan Craig
Dale Crandall
Patrick T. Hackett
Robert Hartman
Michael B. Horn
Victor K. Nichols
George Pernsteiner

By:	/s/ ANDREW S. CLARK		January 10, 2018
Andrew S. Clark
Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit	Description of Document
4.1
Fifth Amended and Restated Certificate of Incorporation of Bridgepoint Education, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 21, 2009).

4.2
Second Amended and Restated Bylaws of Bridgepoint Education, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-156408) filed with the SEC on March 20, 2009).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC.
23.1	Consent of Deloitte and Touche LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney - Bridgepoint Education, Inc. Directors.
99.1
Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended and restated May 13, 2013) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 16, 2013).

99.2	First Amendment to the Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended and restated May 13, 2013).
99.3
Form of Nonstatutory Stock Option Agreement for Executives and Senior Management for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-159220) filed with the SEC on May 13, 2009).

99.4
Form of Incentive Stock Option Agreement for Executives and Senior Management for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-159220) filed with the SEC on May 13, 2009).

99.5
Form of Nonstatutory Stock Option Agreement (effective March 2011) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 3, 2011).

99.6
Form of Restricted Stock Unit Award Agreement (Deferred Settlement) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2011).

99.7
Form of Restricted Stock Unit Award Agreement (General) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2011).

99.8
Form of Restricted Stock Unit Award Agreement (Non-Employee Director - Annual Grant) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 15, 2013).

99.9
Form of Restricted Stock Unit Award Agreement (General - Employee Annual Grant) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 16, 2013).

99.10†
Form of Performance Stock Unit Award Agreement for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 23, 2014).

99.11
Amendment to Performance Stock Unit Award Agreement for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 10, 2015).

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.